For Immediate Release
Contact: Alanna Vitucci
alanna.vitucci@zovio.com
858 668 2586 x11636

Zovio Inc Reports Fourth Quarter and Full Year 2019 Results
CHANDLER, Ariz. (February 20, 2020) - Zovio Inc (NASDAQ:ZVO), an education technology services company, today announced the results for its fourth quarter and full year ended December 31, 2019.
“During 2019, we made substantial progress as we transition Zovio to an education technology services company. At the same time, new enrollment for the fourth quarter of 2019 exceeded our expectations, while Ashford’s annual cohort retention rate increased meaningfully as of December 31, 2019, over the prior year. In addition, our Education Partnership programs continue to flourish. The support and sponsorship of their employees by our corporate partners is a testament that the marketplace believes in the strength and quality of the programs offered through Ashford University,” commented Andrew Clark, Founder, President and Chief Executive Officer.
Financial Results for the Three Months Ended December 31, 2019
Revenue for the three months ended December 31, 2019 was $96.3 million, compared with revenue of $94.7 million for the three months ended December 31, 2018.
Operating loss for the three months ended December 31, 2019 was $21.2 million, compared with operating loss of $13.6 million for the three months ended December 31, 2018.
The Company recognized an income tax expense of approximately $1.8 million for the three months ended December 31, 2019, compared with income tax benefit of $35,000 for the three months ended December 31, 2018.
Net loss for the three months ended December 31, 2019 was $23.0 million, compared with net loss of $13.4 million for the three months ended December 31, 2018.
Diluted loss per share for the three months ended December 31, 2019 was $0.76, compared with diluted loss per share of $0.49 for the three months ended December 31, 2018.
Non-GAAP Financial Results for the Three Months Ended December 31, 2019
Non-GAAP operating loss for the three months ended December 31, 2019 was $4.4 million, compared with non-GAAP operating loss of $6.4 million for the three months ended December 31, 2018. Non-GAAP operating loss for the three months ended December 31, 2019 excludes restructuring and impairment charges of $13.6 million, separation transaction costs of $0.9 million and acquisition costs of $2.4 million. Non-GAAP operating loss for the three months ended December 31, 2018 excludes restructuring and impairment charges of $4.0 million and separation transaction costs of $3.2 million.
Non-GAAP net loss for the three months ended December 31, 2019 was $4.5 million, compared with non-GAAP net loss of $6.2 million for the three months ended December 31, 2018. Non-GAAP net loss for the three months ended December 31, 2019 excludes restructuring and impairment charges of $13.6 million, separation transaction costs of $0.9 million and acquisition costs of $2.4 million, and the related tax effects. Non-GAAP net loss for the three months ended December 31, 2018 excludes restructuring and impairment charges of $4.0 million and separation transaction costs of $3.2 million, and the related tax effects.
Non-GAAP diluted loss per share for the three months ended December 31, 2019 was $0.15, compared with non-GAAP diluted loss per share of $0.23 for the three months ended December 31, 2018.
Financial Results for the Year Ended December 31, 2019
Revenue for the year ended December 31, 2019 was $417.8 million, compared with revenue of $443.4 million for the year ended December 31, 2018.

Operating loss for the year ended December 31, 2019 was $56.6 million, compared with operating loss of $4.0 million for the year ended December 31, 2018.
The Company recognized an income tax benefit of $0.8 million for the year ended December 31, 2019, compared with income tax benefit of $7.6 million for the year ended December 31, 2018.
Net loss for the year ended December 31, 2019 was $54.8 million, compared with net income of $4.6 million for the year ended December 31, 2018.
Diluted loss per share for the year ended December 31, 2019 was $1.86, compared with diluted income per share of $0.17 for the year ended December 31, 2018.
Non-GAAP Financial Results for the Year Ended December 31, 2019
Non-GAAP operating loss for the year ended December 31, 2019 was $15.0 million, compared with non-GAAP operating income of $12.0 million for the year ended December 31, 2018. Non-GAAP operating loss for the year ended December 31, 2019 excludes restructuring and impairment charges of $21.5 million, separation transaction costs of $5.8 million, acquisition costs of $14.1 million and other non-GAAP costs of $0.2 million. Non-GAAP operating income for the year ended December 31, 2018 excludes a legal settlement expense of $0.1 million, restructuring and impairment charges of $7.8 million and separation transaction costs of $8.1 million.
Non-GAAP net loss for the year ended December 31, 2019 was $13.9 million, compared with non-GAAP net income of $13.0 million for the year ended December 31, 2018. Non-GAAP net loss for the year ended December 31, 2019 excludes restructuring and impairment charges of $21.5 million, separation transaction costs of $5.8 million, acquisition costs of $14.1 million, other non-GAAP costs of $0.2 million, and the related tax effects. Non-GAAP net income for the year ended December 31, 2018 excludes a legal settlement expense of $0.1 million, restructuring and impairment charges of $7.8 million, separation transaction costs of $8.1 million, and the related tax effects.
Non-GAAP diluted loss per share for the year ended December 31, 2019 was $0.47, compared with non-GAAP diluted income per share of $0.47 for the year ended December 31, 2018.
Balance Sheet and Cash Flow
As of December 31, 2019, the Company had combined cash and cash equivalents of $69.3 million as compared to $166.3 million as of December 31, 2018.
The Company used $46.1 million of cash in operating activities during the year ended December 31, 2019, compared with $7.6 million of cash used in operating activities during the year ended December 31, 2018.
Student Enrollment
Total student enrollment at Ashford University was 34,722 at December 31, 2019, compared with total student enrollment of 38,153 at December 31, 2018.
About Non-GAAP Financial Measures
This press release contains non-GAAP financial measures for non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP diluted income (loss) per share, EBITDA and Adjusted EBITDA. These non-GAAP measures exclude legal settlement expense, restructuring and impairment charges, separation transaction costs, acquisition costs, other non-GAAP costs, as well as certain income tax adjustments, as applicable. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and are not based on a comprehensive set of accounting rules. Management believes non-GAAP financial measures are useful in providing investors with an understanding of how specific line items in the consolidated statements of income are affected by items that may not be indicative of the operating results of the Company’s core business. To the extent that other companies use similar methods in calculating and reporting non-GAAP operating results, the Company believes provision of supplemental non-GAAP financial information allows for a meaningful comparison of the Company’s performance against the performance of other companies. The Company further believes that these non-GAAP financial measures provide useful information regarding its ongoing operating activities and business trends related to its results of operations, as well as a meaningful comparison with historical financial results. The Company’s management and board of directors utilize these non-GAAP financial measures, together with the Company’s financial statements prepared in accordance with GAAP, in developing operating budgets and evaluating the Company’s performance. These non-GAAP financial measures are intended to supplement GAAP financial information, and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Refer to the accompanying tables for a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Earnings Conference Call and Webcast
Zovio Inc will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States is (877) 395-6119, and the dial-in number for other callers is (647) 689-5537. The access code for all callers is 9166989. A live broadcast of the call will also be available on the Company’s website at http://ir.zovio.com.
About Zovio Inc
Zovio Inc (NASDAQ: ZVO) is an education technology services company that partners with higher education institutions and employers to deliver innovative, personalized solutions to help learners and leaders achieve their aspirations. The Zovio network, which includes Fullstack Academy, TutorMe, and Learn@Forbes, leverages its core strengths and applies its technology and capabilities to priority market needs. Using advanced data and analytics, Zovio identifies the most meaningful ways to enhance the learner experience and deliver strong outcomes for higher education institutions, employers, and learners. Zovio's purpose is to help everyone be in a class of their own. For more information, visit www.zovio.com.
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Forward-Looking Statements
This news release may contain forward-looking statements which are not statements of historical fact and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding management’s intentions, hopes, beliefs or expectations, and statements regarding the Company’s outlook for the remainder of 2020 and beyond. These forward-looking statements are based on current information and expectations and are subject to various risks and uncertainties. The Company’s actual performance or results may differ materially from those expressed in or suggested by such statements due to various factors, including without limitation: our ability to successfully transition to being an education technology services company, and the success of our strategies with respect to student initiatives.
Additional information on factors that could cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 to be filed with the SEC on February 20, 2020, the Company’s quarterly reports on Form 10-Q and the Company’s current reports on Form 8-K which are available at www.zovio.com. You should not place undue reliance on any forward-looking statements. Forward-looking statements are made on the basis of management’s good faith beliefs, expectations and assumptions regarding future events based on information available at the time such statements are made. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update or revise any forward-looking statements to reflect actual results or any changes in assumptions, expectations or other factors affecting such forward-looking statements, except to the extent required by applicable securities laws.

ZOVIO INC
Consolidated Statements of Income (Loss)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$96,285	$94,713	$417,795	$443,373
Costs and expenses:
Instructional costs and services	51,298	51,580	209,730	217,700
Admissions advisory and marketing	36,071	38,780	170,791	168,751
General and administrative	16,565	13,952	72,406	52,980
Legal settlement expense	—	—	—	141
Restructuring and impairment charges	13,575	3,999	21,465	7,794
Total costs and expenses	117,509	108,311	474,392	447,366
Operating loss	(21,224)	(13,598)	(56,597)	(3,993)
Other income (loss), net	(25)	148	1,015	1,047
Loss before income taxes	(21,249)	(13,450)	(55,582)	(2,946)
Income tax expense (benefit)	1,766	(35)	(770)	(7,582)
Net income (loss)	$(23,015)	$(13,415)	$(54,812)	$4,636
Income (loss) per share:
Basic	$(0.76)	$(0.49)	$(1.86)	$0.17
Diluted	$(0.76)	$(0.49)	$(1.86)	$0.17
Weighted average number of common shares outstanding used in computing income (loss) per share:
Basic	30,270	27,144	29,492	27,135
Diluted	30,270	27,144	29,492	27,563

ZOVIO INC
Consolidated Balance Sheets
(In thousands)

	As of December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$69,280	$166,307
Restricted cash	23,257	18,619
Investments	2,502	2,068
Accounts receivable, net	34,951	27,015
Prepaid expenses and other current assets	20,524	18,255
Total current assets	150,514	232,264
Property and equipment, net	34,294	16,860
Operating lease assets	18,615	—
Goodwill and intangibles, net	44,419	12,441
Other long-term assets	2,296	7,927
Total assets	$250,138	$269,492
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$68,160	$62,792
Deferred revenue and student deposits	55,284	63,834
Total current liabilities	123,444	126,626
Rent liability	22,409	3,183
Lease financing obligation	—	8,634
Other long-term liabilities	5,347	3,435
Total liabilities	151,200	141,878
Total stockholders' equity	98,938	127,614
Total liabilities and stockholders' equity	$250,138	$269,492

ZOVIO INC
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities
Net income (loss)	$(54,812)	$4,636
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Provision for bad debts	16,252	22,834
Depreciation and amortization	10,229	6,786
Deferred income taxes	(36)	(19)
Stock-based compensation	12,340	4,787
Noncash lease expense	19,261	—
Net loss (gain) on marketable securities	(308)	89
Reassessment of lease charges	558	2,943
Loss on disposal or impairment of fixed assets	208	1,406
Loss on impairment of goodwill and intangibles	670	495
Changes in operating assets and liabilities:
Accounts receivable	(18,537)	(27,007)
Prepaid expenses and other current assets	3,874	4,133
Other long-term assets	(7)	2,843
Accounts payable and accrued liabilities	1,939	(12,190)
Deferred revenue and student deposits	(11,099)	(6,598)
Operating lease liabilities	(22,967)	—
Other liabilities	(3,651)	(12,729)
Net cash used in operating activities	(46,086)	(7,591)
Cash flows from investing activities
Capital expenditures	(31,029)	(2,581)
Purchases of investments	(126)	(1,067)
Capitalized costs for intangible assets	(750)	(873)
Cash paid for acquisitions, net of cash acquired	(19,489)	—
Sales of investments	—	975
Net cash used in investing activities	(51,394)	(3,546)
Cash flows from financing activities
Proceeds from exercise of stock options	60	455
Tax withholdings related to net exercise of stock options	—	(1,097)
Proceeds from the issuance of stock under employee stock purchase plan	192	210
Tax withholding on issuance of stock awards	(819)	(949)
Repurchase of common stock	—	(2,424)
Net cash used in financing activities	(567)	(3,805)
Net decrease in cash, cash equivalents and restricted cash	(98,047)	(14,942)
Cash, cash equivalents and restricted cash at beginning of period	190,584	205,526
Cash, cash equivalents and restricted cash at end of period	$92,537	$190,584

ZOVIO INC
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Operating Income (Loss) Reconciliation:
GAAP operating income (loss)	$(21,224)	$(13,598)	$(56,597)	$(3,993)
Legal settlement expense	—	—	—	141
Restructuring and impairment charges	13,575	3,999	21,465	7,794
Separation transaction costs	874	3,247	5,832	8,081
Acquisition costs	2,404	—	14,111	—
Other non-GAAP costs	—	—	238	—
Non-GAAP operating income (loss)	$(4,371)	$(6,352)	$(14,951)	$12,023

Net Income (Loss) Reconciliation:
GAAP net income (loss)	$(23,015)	$(13,415)	$(54,812)	$4,636
Legal settlement expense	—	—	—	141
Restructuring and impairment charges	13,575	3,999	21,465	7,794
Separation transaction costs	874	3,247	5,832	8,081
Acquisition costs	2,404	—	14,111	—
Other non-GAAP costs	—	—	238	—
Income tax impact, non-GAAP	1,663	(38)	(750)	(7,685)
Non-GAAP net income (loss)	$(4,499)	$(6,207)	$(13,916)	$12,967

Diluted Income (Loss) Per Share Reconciliation:
GAAP diluted income (loss) per share	$(0.76)	$(0.49)	$(1.86)	$0.17
Legal settlement expense	—	—	—	0.01
Restructuring and impairment charges	0.45	0.15	0.73	0.28
Separation transaction costs	0.03	0.12	0.20	0.29
Acquisition costs	0.08	—	0.48	—
Other non-GAAP costs	—	—	0.01	—
Income tax impact, non-GAAP	0.05	(0.01)	(0.03)	(0.28)
Non-GAAP diluted income (loss) per share	$(0.15)	$(0.23)	$(0.47)	$0.47

ZOVIO INC
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
EBITDA and Adjusted EBITDA Reconciliation:
GAAP net income (loss)	$(23,015)	$(13,415)	$(54,812)	$4,636
Income tax benefit	1,766	(35)	(770)	(7,582)
Interest (income) expense, net	(91)	(310)	(910)	(229)
Depreciation and amortization	3,055	1,586	10,229	6,786
EBITDA	(18,285)	(12,174)	(46,263)	3,611
Legal settlement expense	—	—	—	141
Restructuring and impairment charges	13,575	3,999	21,465	7,794
Separation transaction costs	874	3,247	5,832	8,081
Acquisition costs	2,404	—	14,111	—
Other non-GAAP costs	—	—	238	—
Income tax impact, non-GAAP	1,663	(38)	(750)	(7,685)
Adjusted EBITDA	$231	$(4,966)	$(5,367)	$11,942